UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2014

WESTWOOD HOLDINGS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 756-6900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 30, 2014, Peter F. Pastorelle, Vice President and Principal Accounting Officer of Westwood Holdings Group, Inc. (the “Company”), is no longer employed by the Company. On December 2, 2014, the Board of Directors of the Company appointed Tiffany B. Kice, the Company’s Chief Financial Officer, to the role of interim Principal Accounting Officer until such time as the Company appoints a permanent replacement for Mr. Pastorelle.

Ms. Kice will not receive additional compensation or benefits to assume the role of Principal Accounting Officer. Biographical information and certain terms of Ms. Kice’s employment with the Company were previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2014, when Ms. Kice joined the Company, which disclosures are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.

Date: December 4, 2014	/s/ Brian O. Casey
Brian O. Casey,
President & Chief Executive Officer